POWER OF ATTORNEY

            THE UNDERSIGNED hereby makes, constitutes and appoints Kathleen K. Schoemaker and Lisa A. Kracutler (each, an "Attorney"), with full power of substitution, each a true and lawful attorney-in-fact for the undersigned, in the undersigned's name, place and stead an on the undersigned's behalf, to complete, execute and file with the United States Securities and Exchange Commission (the "Commission"), one or more initial statements of beneficial ownership of securities, statements of changes in beneficial ownership of securities, annual statements of beneficial ownership of securities or information statements pursuant to Section 16(a), 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other forms, certificates, documents or instrument that an Attorney deems necessary or appropriate in order to comply with the requirements of said Section 16(a), 13(d) and 13(g) and said rules and regulations.

            This Power of Attorney shall remain in effect until such time as a written revocation thereof is filed with the Commission.

Dated:  May 1, 2007

/s/ Jesse I. Teu

Jesse I. Treu